Exhibit 99.1

NEWS RELEASE

Contacts:

Cindy Resman	Jeff Warren
Public Relations	Investor Relations
+1-763-505-0291	+1-763-505-2696

MEDTRONIC REPORTS THIRD QUARTER EARNINGS

•	Revenue of $4.3 Billion Grew 8% at Constant Currency, 4% as Reported

•	Non-GAAP Diluted EPS of $1.01 Grew 11%; GAAP Diluted EPS of $0.98 Grew 31%

•	U.S. Revenue Grew 8% on Strength of New Products

•	Free Cash Flow of $1.7 Billion; GAAP Cash Flow from Operations of $1.8 Billion

•	Company Completes Acquisition of Covidien at Beginning of Fourth Quarter; Integration Activities Underway

DUBLIN - Feb. 17, 2015 - Medtronic plc (NYSE: MDT) today announced financial results for Medtronic, Inc.’s third quarter of fiscal year 2015, which ended January 23, 2015. The company announced on January 26, 2015, that it had completed its acquisition of Covidien, which did not affect the operational results of the company’s fiscal third quarter.

The company reported worldwide third quarter revenue of $4.318 billion, compared to the $4.163 billion reported in the third quarter of fiscal year 2014, an increase of 8 percent on a constant currency basis after adjusting for a $158 million negative foreign currency impact, or 4 percent as reported. As reported, third quarter net earnings were $977 million, or $0.98 per diluted share, an increase of 28 percent and 31 percent, respectively, over the same period in the prior year. Third quarter net earnings and diluted earnings per share on a non-GAAP basis were $1.005 billion and $1.01, an increase of 10 percent and 11 percent, respectively, over the same period in the prior year.

U.S. revenue of $2.459 billion increased 8 percent. International revenue of $1.859 billion increased 7 percent on a constant currency basis or declined 2 percent as reported. International sales accounted for 43 percent of Medtronic’s worldwide revenue in the quarter. Emerging market revenue of $542 million increased 12 percent on a constant currency basis or 6 percent as reported and represents 13 percent of company revenue.

“Q3 was a strong quarter, with revenue growth well above our outlook range for the fiscal year and exceeding our mid-single digit baseline goal. All three legacy Medtronic groups contributed to our robust performance,” said Omar Ishrak, Medtronic plc chairman and chief executive officer. “Our teams are executing on meaningful product launches around the world, and our customers are responding to our differentiated healthcare solutions that seek to demonstrate both clinical and economic value.”

Cardiac and Vascular Group

The Cardiac and Vascular Group includes the Cardiac Rhythm & Heart Failure, Coronary & Structural Heart, and Aortic & Peripheral Vascular divisions. The Group had worldwide sales in the quarter of $2.224 billion, representing an increase of 10 percent on a constant currency basis or 5 percent as reported. Group revenue performance on a constant currency basis was driven by strong, double-digit growth in Low Power, Structural Heart, and AF & Other, along with mid-single digit growth in High Power and Aortic & Peripheral Vascular, partially offset by a modest decline in Coronary. Group international sales of $1.177 billion grew 6 percent on a constant currency basis and declined 2 percent as reported.

Cardiac Rhythm & Heart Failure revenue of $1.269 billion grew 12 percent on a constant currency basis or 7 percent as reported. High Power revenue was $650 million, an increase of 4 percent on a constant currency basis. The Viva™ XT CRT-D, with its AdaptivCRT™ algorithm and Attain® Performa™ quadripolar lead, continues to show strong market acceptance and gain share. Low Power revenue was $489 million, an increase of 17 percent on a constant currency basis. Results continue to be driven by the strong ongoing global launch of the Reveal LINQ™ insertable cardiac monitor. AF Solutions grew over 30 percent globally driven by continued robust growth of our Arctic Front Advance® CryoAblation System.

Coronary & Structural Heart revenue of $737 million grew 8 percent on a constant currency basis or 3 percent as reported. Coronary revenue of $407 million declined 2 percent on a constant currency basis. The company launched the Resolute Onyx™ drug-eluting stent in international markets late in the quarter. Structural Heart revenue of $330 million grew 22 percent on a constant currency basis. Third quarter results were driven by strong performance in the U.S. of the CoreValve® transcatheter aortic heart valve.

Aortic & Peripheral Vascular revenue of $218 million grew 5 percent on a constant currency basis or was flat as reported. In the Aortic business, growth was driven by strong sales in Thoracic and the launch of the Endurant® 2S AAA stent graft. In the Peripheral business, the IN.PACT® Admiral® and Pacific® drug-coated balloons for the SFA continued to deliver growth in international markets, and the business is now commercially launching the IN.PACT® Admiral® in the U.S.

Restorative Therapies Group

The Restorative Therapies Group includes the Spine, Neuromodulation, and Surgical Technologies divisions. The Group had worldwide sales in the quarter of $1.645 billion, representing an increase of 5 percent on a constant currency basis or 2 percent as reported. Group revenue performance on a constant currency basis was driven by double-digit growth in Surgical Technologies, mid-single digit growth in Neuromodulation, and low-single digit growth in Spine. Group international sales of $512 million increased 7 percent on a constant currency basis or declined 1 percent as reported.

Spine revenue of $740 million increased 2 percent on a constant currency basis or declined 1 percent on a reported basis. Core Spine revenue of $543 million increased 1 percent on a constant currency basis. The Core Spine business continues to differentiate itself from the competition through its leading technology and procedural innovation, enhanced by its Surgical Synergy™ program of enabling technologies, including imaging, navigation, and powered surgical instruments. Interventional Spine revenue of $75 million remained flat on a constant currency basis. BMP revenue of $122 million increased 9 percent on a constant currency basis.

Neuromodulation revenue of $487 million increased 5 percent on a constant currency basis or 2 percent as reported, driven by solid growth in Gastro/Uro and DBS. Gastro/Uro had a strong quarter of InterStim® sales in Q3. In DBS, the business’s global focus on neurologist referral programs, and the strength of the EARLYSTIM data in international markets, continues to drive solid growth. In Pain Stim, the business gained U.S. market share and maintained global share on the strength of its RestoreSensor® SureScan® MRI spinal cord stimulation system, with its proprietary AdaptiveStim® automatic stimulation adjustment feature and access to MRI scans anywhere in the body.

Surgical Technologies revenue of $418 million grew 11 percent on a constant currency basis or 8 percent as reported with solid, balanced growth across all three businesses: Neurosurgery, ENT, and Advanced Energy. Several product lines helped to drive growth: Midas Rex® power equipment, O-arm® Surgical Imaging System, StraightShot® M5 Microdebrider, NuVent™ sinus balloon, Aquamantys® tissue sealing, and PEAK PlasmaBlade® technologies.

Diabetes Group

The Diabetes Group includes the Intensive Insulin Management, Non-Intensive Diabetes Therapies, and Diabetes Services & Solutions divisions. Diabetes Group revenue of $449 million grew 6 percent on a constant currency basis or 3 percent as reported. Growth in the quarter continued to be driven by strong adoption in the U.S. of the MiniMed® 530G System with Enlite® CGM sensor and its proprietary threshold suspend technology. In international markets, the group had a strong quarter, growing 12 percent on a constant currency basis or 3 percent as reported. In select international markets, the business began the limited launch of its next-generation MiniMed® 640G System with the Enhanced Enlite® CGM sensor. In addition to incorporating a new insulin pump design and user interface, the MiniMed® 640G System features SmartGuard™ technology, which automatically suspends insulin delivery when sensor glucose levels are predicted to approach a low limit and then resumes insulin delivery once glucose levels recover.

Revenue Outlook

The company today provided its revenue outlook for Medtronic plc, which includes both the legacy Medtronic and Covidien businesses, for the remainder of fiscal year 2015. In the fourth quarter of fiscal year 2015, the company expects constant currency revenue growth in the range of 4 to 6 percent on a combined pro forma basis.

“The close of our acquisition of Covidien was a significant milestone for our industry and uniquely positions Medtronic to help lead the transformation of healthcare systems around the world,” said Ishrak. “Our combination of extensive and innovative capabilities truly makes us a partner of choice to hospitals, payers and governments as we focus on a shared commitment to address universal healthcare needs - improving clinical outcomes, expanding access, and optimizing cost and efficiency.”

Webcast Information

Medtronic will host a webcast today, Feb. 17, at 8 a.m. EST (7 a.m. CST), to provide information about its businesses for the public, analysts, and news media. This quarterly webcast can be accessed by clicking on the Investors link on the Medtronic home page at www.medtronic.com and this earnings release will be archived at www.medtronic.com/newsroom. Within 24 hours, a replay of the webcast and a transcript of the company’s prepared remarks will be available in the “Events & Presentations” section of the Investors portion of the Medtronic website.

Financial Schedules

To view the third quarter financial schedules, click here or visit www.medtronic.com/newsroom. For updated information on anticipated Medtronic plc revenue reporting changes and combined historical financials, including third quarter of fiscal year 2015, click here.

About Medtronic

Medtronic plc, headquartered in Dublin, Ireland, is the global leader in medical technology - alleviating pain, restoring health, and extending life for millions of people around the world.

This press release contains forward-looking statements related to product growth drivers, market position, strategies for growth, and Medtronic’s future results of operations, which are subject to risks and uncertainties, such as competitive factors, difficulties and delays inherent in the development, manufacturing, marketing and sale of medical products, government regulation and general economic conditions and other risks and uncertainties described in Medtronic’s periodic reports on file with the Securities and Exchange Commission. Actual results may differ materially from anticipated results. Medtronic does not undertake to update its forward-looking statements.

Unless otherwise noted, all comparisons made in this news release are on an “as reported basis,” and not on a constant currency basis. References to quarterly figures increasing or decreasing are in comparison to the third quarter of fiscal year 2014.

NON-GAAP FINANCIAL MEASURES

This press release contains financial measures, including constant currency growth, adjusted earnings, adjusted earnings per diluted share and free cash flow, which are considered “non-GAAP” financial measures under applicable U.S. Securities and Exchange Commission rules and regulations.

These non-GAAP financial measures should be considered supplemental to and not a substitute for financial information prepared in accordance with generally accepted accounting principles (GAAP). The company’s definition of these non-GAAP measures may not be the same or similar to measures presented by other companies.

Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding specified items that can be highly variable or difficult to predict. The company generally uses these non-GAAP financial measures to facilitate management’s review of the operational performance of the company and as a basis for strategic planning. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the company’s ongoing operations and is useful for period over period comparisons of such operations. These non-GAAP financial measures reflect an additional way of viewing aspects of the company’s operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures, may provide a more complete understanding of factors and trends affecting Medtronic’s business.

Because non-GAAP financial measures exclude the effect of items that will increase or decrease the company’s reported results of operations, management strongly encourages investors to review the company’s consolidated financial statements and publicly filed reports in their entirety. Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the financial schedules accompanying this release.

View FY15 Third Quarter Financial Schedules

View Updated Medtronic plc Revenue Reporting Changes and Historical Financials

MEDTRONIC, INC.

WORLD WIDE REVENUE

(Unaudited)

($ millions)	FY14 QTR 1	FY14 QTR 2	FY14 QTR 3	FY14 QTR 4	FY14 YTD	FY15 QTR 1	FY15 QTR 2	FY15 QTR 3	FY15 QTR 4	FY15 YTD	Q3 FY15 Year over Year Reported Growth	Currency Impact on Growth	Q3 FY15 Year over Year Constant Currency Growth (a)
REPORTED REVENUE:
High Power	$655	$713	$655	$734	$2,757	$627	$670	$650	$—	$1,949	(1)%	$(28)	4%
Low Power	474	477	439	503	1,892	525	524	489	—	1,538	11	(23)	17
AF & Other	64	83	90	109	347	104	126	130	—	361	44	(5)	50

CARDIAC RHYTHM & HEART FAILURE	1,193	1,273	1,184	1,346	4,996	1,256	1,320	1,269	—	3,848	7	(56)	12
Coronary	435	427	436	446	1,744	428	413	407	—	1,247	(7)	(21)	(2)
Structural Heart	313	281	281	337	1,212	338	330	330	—	998	17	(14)	22

CORONARY & STRUCTURAL HEART	748	708	717	783	2,956	766	743	737	—	2,245	3	(35)	8
AORTIC & PERIPHERAL VASCULAR	219	218	218	240	895	232	223	218	—	672	—	(10)	5

CARDIAC & VASCULAR GROUP	2,160	2,199	2,119	2,369	8,847	2,254	2,286	2,224	—	6,765	5	(101)	10
Core Spine	563	556	554	579	2,253	552	551	543	—	1,647	(2)	(16)	1
Interventional Spine	78	80	77	83	317	81	75	75	—	231	(3)	(2)	—
BMP	124	110	113	124	471	110	120	122	—	351	8	(1)	9

SPINE	765	746	744	786	3,041	743	746	740	—	2,229	(1)	(19)	2
NEUROMODULATION	428	479	478	513	1,898	479	494	487	—	1,459	2	(13)	5
SURGICAL TECHNOLOGIES	361	377	386	438	1,562	381	410	418	—	1,209	8	(11)	11

RESTORATIVE THERAPIES GROUP	1,554	1,602	1,608	1,737	6,501	1,603	1,650	1,645	—	4,897	2	(43)	5
DIABETES GROUP	369	393	436	460	1,657	416	430	449	—	1,295	3	(14)	6

TOTAL	$4,083	$4,194	$4,163	$4,566	$17,005	$4,273	$4,366	$4,318	$—	$12,957	3.7%	$(158)	7.5%

(a)	Constant currency growth, a non-GAAP financial measure, measures the change in revenue between current and prior year periods using a constant currency, the exchange rate in effect during the applicable prior year period. See description of non-GAAP financial measures contained in this release.

Note: The data in this schedule has been intentionally rounded to the nearest million. Therefore, the quarterly revenue may not sum to the fiscal year to date revenue.

MEDTRONIC, INC.

U.S. REVENUE

(Unaudited)

($ millions)	FY14 QTR 1	FY14 QTR 2	FY14 QTR 3	FY14 QTR 4	FY14 YTD	FY15 QTR 1	FY15 QTR 2	FY15 QTR 3	FY15 QTR 4	FY15 YTD	Q3 FY15 Year over Year Reported Growth
REPORTED REVENUE:
High Power	$386	$429	$375	$395	$1,585	$354	$390	$380	$—	$1,123	1%
Low Power	187	202	172	212	773	241	247	242	—	730	41
AF & Other	34	49	51	59	194	59	63	64	—	185	25

CARDIAC RHYTHM & HEART FAILURE	607	680	598	666	2,552	654	700	686	—	2,038	15
Coronary	142	140	132	134	549	134	133	128	—	395	(3)
Structural Heart	103	107	102	133	444	147	152	151	—	451	48

CORONARY & STRUCTURAL HEART	245	247	234	267	993	281	285	279	—	846	19
AORTIC & PERIPHERAL VASCULAR	81	84	81	87	332	84	84	82	—	250	1

CARDIAC & VASCULAR GROUP	933	1,011	913	1,020	3,877	1,019	1,069	1,047	—	3,134	15
Core Spine	369	365	364	369	1,468	352	358	359	—	1,068	(1)
Interventional Spine	57	57	55	60	229	58	55	56	—	170	2
BMP	110	96	98	106	409	96	104	107	—	307	9

SPINE	536	518	517	535	2,106	506	517	522	—	1,545	1
NEUROMODULATION	294	338	330	343	1,304	322	349	340	—	1,011	3
SURGICAL TECHNOLOGIES	234	241	242	261	979	244	264	271	—	780	12

RESTORATIVE THERAPIES GROUP	1,064	1,097	1,089	1,139	4,389	1,072	1,130	1,133	—	3,336	4
DIABETES GROUP	209	230	271	271	981	242	257	279	—	778	3

TOTAL	$2,206	$2,338	$2,273	$2,430	$9,247	$2,333	$2,456	$2,459	$—	$7,248	8%

Note: The data in this schedule has been intentionally rounded to the nearest million. Therefore, the quarterly revenue may not sum to the fiscal year to date revenue.

MEDTRONIC, INC.

INTERNATIONAL REVENUE

(Unaudited)

($ millions)	FY14 QTR 1	FY14 QTR 2	FY14 QTR 3	FY14 QTR 4	FY14 YTD	FY15 QTR 1	FY15 QTR 2	FY15 QTR 3	FY15 QTR 4	FY15 YTD	Q3 FY15 Year over Year Reported Growth	Currency Impact on Growth	Q3 FY15 Year over Year Constant Currency Growth (a)
REPORTED REVENUE:
High Power	$269	$284	$280	$339	$1,172	$273	$280	$270	$—	$826	(4)%	$(28)	6%
Low Power	287	275	267	291	1,119	284	277	247	—	808	(7)	(23)	1
AF & Other	30	34	39	50	153	45	63	66	—	176	69	(5)	82

CARDIAC RHYTHM & HEART FAILURE	586	593	586	680	2,444	602	620	583	—	1,810	(1)	(56)	9
Coronary	293	287	304	312	1,195	294	280	279	—	852	(8)	(21)	(1)
Structural Heart	210	174	179	204	768	191	178	179	—	547	—	(14)	8

CORONARY & STRUCTURAL HEART	503	461	483	516	1,963	485	458	458	—	1,399	(5)	(35)	2
AORTIC & PERIPHERAL VASCULAR	138	134	137	153	563	148	139	136	—	422	(1)	(10)	7

CARDIAC & VASCULAR GROUP	1,227	1,188	1,206	1,349	4,970	1,235	1,217	1,177	—	3,631	(2)	(101)	6
Core Spine	194	191	190	210	785	200	193	184	—	579	(3)	(16)	5
Interventional Spine	21	23	22	23	88	23	20	19	—	61	(14)	(2)	(5)
BMP	14	14	15	18	62	14	16	15	—	44	—	(1)	7

SPINE	229	228	227	251	935	237	229	218	—	684	(4)	(19)	4
NEUROMODULATION	134	141	148	170	594	157	145	147	—	448	(1)	(13)	8
SURGICAL TECHNOLOGIES	127	136	144	177	583	137	146	147	—	429	2	(11)	10

RESTORATIVE THERAPIES GROUP	490	505	519	598	2,112	531	520	512	—	1,561	(1)	(43)	7
DIABETES GROUP	160	163	165	189	676	174	173	170	—	517	3	(14)	12

TOTAL	$1,877	$1,856	$1,890	$2,136	$7,758	$1,940	$1,910	$1,859	$—	$5,709	(2)%	$(158)	7%

(a)	Constant currency growth, a non-GAAP financial measure, measures the change in revenue between current and prior year periods using a constant currency, the exchange rate in effect during the applicable prior year period. See description of non-GAAP financial measures contained in this release.

Note: The data in this schedule has been intentionally rounded to the nearest million. Therefore, the quarterly revenue may not sum to the fiscal year to date revenue.

MEDTRONIC, INC.

RECONCILIATION OF EMERGING MARKET REVENUE GROWTH TO CONSTANT CURRENCY GROWTH

(Unaudited)

(in millions)

	Three months ended			Currency Impact		Constant
	January 23,	January 24,	Reported	on Growth		Currency
	2015	2014	Growth	Dollar	Percentage	Growth (a)
Emerging Market Revenue (b)	$542	$513	6%	$(32)	(6)%	12%

(a)	Constant currency growth, a non-GAAP financial measure, measures the change in revenue between current and prior year periods using a constant currency, the exchange rate in effect during the applicable prior year period. See description of non-GAAP financial measures contained in this release.
(b)	Emerging Market Revenue includes revenues from Asia Pacific (except Australia, Japan, Korea, and New Zealand), Central and Eastern Europe, Greater China, Latin America, the Middle East and Africa, and South Asia.

MEDTRONIC, INC.

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

(Unaudited)

	Three months ended		Nine months ended
	January 23, 2015	January 24, 2014	January 23, 2015	January 24, 2014
	(in millions, except per share data)
Net sales	$4,318	$4,163	$12,957	$12,440

Costs and expenses:
Cost of products sold	1,128	1,050	3,375	3,162
Research and development expense	373	360	1,112	1,092
Selling, general, and administrative expense	1,487	1,454	4,500	4,308
Special (gains) charges, net	(138)	—	(38)	40
Restructuring (credits) charges, net	—	(15)	30	3
Certain litigation charges, net	—	—	—	24
Acquisition-related items	80	200	182	104
Amortization of intangible assets	89	89	265	263
Other expense, net	24	45	138	122
Interest expense, net	81	25	94	98

Total costs and expenses	3,124	3,208	9,658	9,216

Earnings before income taxes	1,194	955	3,299	3,224

Provision for income taxes	217	193	623	607

Net earnings	$977	$762	$2,676	$2,617

Basic earnings per share	$0.99	$0.76	$2.71	$2.61

Diluted earnings per share	$0.98	$0.75	$2.68	$2.58

Basic weighted average shares outstanding	983.8	998.3	986.6	1,002.7
Diluted weighted average shares outstanding	995.8	1,010.0	998.5	1,014.0

Cash dividends declared per common share	$0.305	$0.280	$0.915	$0.840

MEDTRONIC, INC.

NET EARNINGS AND DILUTED EPS GAAP TO NON-GAAP RECONCILIATION

(Unaudited)

(in millions, except per share data)

	Three months ended January 23, 2015
	Earnings Before Income Taxes	Net Earnings	Diluted EPS
GAAP	$1,194	$977	$0.98
Adjustments:
Special gains (a)	(138)	(87)	(0.09)
Acquisition-related items (b)	80	66	0.07
Impact of acquisition on interest expense (c)	77	49	0.05

As adjusted	$1,213	$1,005	$1.01

	Three months ended January 24, 2014
	Earnings Before Income Taxes	Net Earnings	Diluted EPS
GAAP	$955	$762	$0.75
Adjustments:
Restructuring credits (d)	(15)	(13)	(0.01)
Acquisition-related items (e)	200	167	0.17

As adjusted	$1,140	$916	$0.91

		Net Earnings	Diluted EPS
Year over year percent change:
GAAP		28%	31%
As adjusted		10%	11%

See description of non-GAAP financial measures contained in this release.

(a)	The $(87) million ($(0.09) per share) after-tax ($(138) million pre-tax) special (gains) charges includes $(25) million after-tax ($(41) million pre-tax) gain on divestiture recognized in connection with the sale of a product line in the Surgical Technologies division and $(62) million after-tax ($(97) million pre-tax) net gain recognized in connection with the sale of a certain equity method investment.
(b)	The $66 million ($0.07 per share) after-tax ($80 million pre-tax) acquisition-related items primarily includes costs incurred in connection with the Covidien acquisition (bridge financing fees, legal fees, and other transaction-related costs).
(c)	The $49 million ($0.05 per share) after-tax ($77 million pre-tax) impact of acquisition on interest expense represents the incremental interest expense incurred to hold $17 billion of debt from December 10, 2014 through the end of the third quarter of fiscal year 2015. On December 10, 2014, Medtronic issued $17 billion of debt to finance, in part, the cash component of the Covidien acquisition consideration including the payment of certain transaction and financing expenses and for working capital and general corporate purposes, which may include repayment of indebtedness. The Covidien acquisition closed on January 26, 2015.
(d)	The $(13) million ($(0.01) per share) after-tax ($(15) million pre-tax) restructuring credits are a reversal of excess restructuring reserves related to the fiscal year 2013 restructuring initiative. This reversal was primarily a result of revisions to particular strategies and employees identified for elimination finding other positions within the Company.
(e)

The $167 million ($0.17 per share) after-tax ($200 million pre-tax) acquisition-related items primarily includes $204 million after-tax ($236 million pre-tax) impairment of long-lived assets related to the Ardian, Inc. (Ardian) acquisition and $39 million after-tax ($39 million pre-tax) net income related to the change in fair value of contingent consideration payments associated with acquisitions subsequent to April 29, 2009. In the third quarter of fiscal year 2014, the U.S. pivotal trial in renal denervation for treatment-resistant hypertension, Symplicity HTN-3, failed to meet its primary efficacy endpoint. Therefore, the Company assessed the Ardian IPR&D and long-lived asset group for impairment. As a result, in the third quarter of fiscal year 2014, the Company recorded impairment charges of $166 million after-tax ($192 million pre-tax) related to IPR&D and $38 million after-tax ($44 million pre-tax) related to other long-lived assets. The change in fair value of contingent consideration payments is primarily related to adjustments in Ardian contingent consideration.

MEDTRONIC, INC.

NET EARNINGS AND DILUTED EPS GAAP TO NON-GAAP RECONCILIATION

(Unaudited)

(in millions, except per share data)

	Nine months ended January 23, 2015
	Earnings Before Income Taxes	Net Earnings	Diluted EPS
GAAP	$3,299	$2,676	$2.68
Adjustments:
Special (gains) charges, net (a)	(38)	(23)	(0.02)
Restructuring charges, net (b)	30	22	0.02
Acquisition-related items (c)	182	166	0.17
Impact of acquisition on interest expense (d)	77	49	0.05

As adjusted	$3,550	$2,890	$2.89 (1)

	Nine months ended January 24, 2014
	Earnings Before Income Taxes	Net Earnings	Diluted EPS
GAAP	$3,224	$2,617	$2.58
Adjustments:
Special charges (e)	40	26	0.03
Restructuring charges, net (f)	3	2	—
Certain litigation charges, net (g)	24	17	0.02
Acquisition-related items (h)	104	71	0.07

As adjusted	$3,395	$2,733	$2.70

Year over year percent change
GAAP		2%	4%
As adjusted		6%	7%

See description of non-GAAP financial measures contained in this release.

(1)	The data in this schedule has been intentionally rounded to the nearest $0.01 and, therefore, may not sum.
(a)	The $(23) million ($(0.02) per share) after-tax ($(38) million pre-tax) special (gains) charges includes $64 million after-tax ($100 million pre-tax) charitable contribution made to the Medtronic Foundation, $(25) million after-tax ($(41) million pre-tax) gain on divestiture recognized in connection with the sale of a product line in the Surgical Technologies division and $(62) million after-tax ($(97) million pre-tax) net gain recognized in connection with the sale of a certain equity method investment.
(b)	The $22 million ($0.02 per share) after-tax ($30 million pre-tax) restructuring charges, net includes a $28 million after-tax ($38 million pre-tax) charge related to a continuation of our fourth quarter fiscal year 2014 restructuring initiative, partially offset by a $6 million after-tax ($8 million pre-tax) reversal of excess restructuring reserves related to the fiscal year 2014 restructuring initiative. The first quarter fiscal year 2015 restructuring charge for the fiscal year 2014 initiative consists primarily of contract termination and other related costs. The reversal was primarily a result of certain employees identified for elimination finding other positions within the Company and revisions to particular strategies.
(c)	The $166 million ($0.17 per share) after-tax ($182 million pre-tax) acquisition-related items primarily includes costs incurred in connection with the Covidien acquisition (bridge financing fees, legal fees, and other transaction-related costs).

(d)	The $49 million ($0.05 per share) after-tax ($77 million pre-tax) impact of acquisition on interest expense represents the incremental interest expense incurred to hold $17 billion of debt from December 10, 2014 through the end of the third quarter of fiscal year 2015. On December 10, 2014, Medtronic issued $17 billion of debt to finance, in part, the cash component of the Covidien acquisition consideration including the payment of certain transaction and financing expenses and for working capital and general corporate purposes, which may include repayment of indebtedness. The Covidien acquisition closed on January 26, 2015.
(e)	The $26 million ($0.03 per share) special charge represents an after-tax charitable cash donation ($40 million pre-tax) made to the Medtronic Foundation.
(f)	The $2 million (less than $0.01 per share) after-tax ($3 million pre-tax) restructuring charges, net is the net impact of a $15 million after-tax ($18 million pre-tax) charge related to a continuation of our fourth quarter fiscal year 2013 restructuring initiative, partially offset by a $13 million after-tax ($15 million pre-tax) reversal of excess restructuring reserves related to the fiscal year 2013 restructuring initiative. The restructuring charge consisted primarily of contract termination fees. The reversal was primarily a result of revisions to particular strategies and employees identified for elimination finding other positions within the Company.
(g)	The $17 million ($0.02 per share) after-tax ($24 million pre-tax) certain litigation charges, net relates to accounting charges for patent and Other Matters litigation.
(h)	The $71 million ($0.07 per share) after-tax ($104 million pre-tax) acquisition-related items includes $204 million after-tax ($236 million pre-tax) impairment of long-lived assets related to the Ardian acquisition and $135 million after-tax ($135 million pre-tax) net income related to the change in fair value of contingent consideration payments associated with acquisitions subsequent to April 29, 2009. In the third quarter of fiscal year 2014, the U.S. pivotal trial in renal denervation for treatment-resistant hypertension, Symplicity HTN-3, failed to meet its primary efficacy endpoint. Therefore, the Company assessed the Ardian IPR&D and long-lived asset group for impairment. As a result, in the third quarter of fiscal year 2014, the Company recorded impairment charges of $166 million after-tax ($192 million pre-tax) related to IPR&D and $38 million after-tax ($44 million pre-tax) related to other long-lived assets. The change in fair value of contingent consideration payments primarily related to adjustments in Ardian contingent consideration. In the first quarter of fiscal year 2014, the Company recorded after-tax net income of $96 million ($96 million pre-tax) related to the change in fair value of contingent consideration payments. In the third quarter of fiscal year 2014, the Company recorded after-tax net income of $39 million ($39 million pre-tax) related to the change in fair value of contingent consideration payments.

MEDTRONIC, INC.

RECONCILIATION OF OPERATING CASH FLOW TO FREE CASH FLOW

(Unaudited)

(in millions)

	Nine months ended January 23, 2015	Six months ended October 24, 2014	Three months ended January 23, 2015
Net cash provided by operating activities	$2,990	$1,223	$1,767
Additions to property, plant, and equipment	(316)	(210)	(106)

Free cash flow (a)	$2,674	$1,013	$1,661

(a)	Free cash flow, a non-GAAP financial measure, is calculated by subtracting property, plant, and equipment additions from operating cash flows. See description of non-GAAP financial measures contained in this release.

MEDTRONIC, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	January 23, 2015	April 25, 2014
	(in millions, except per share data)
ASSETS

Current assets:
Cash and cash equivalents	$17,231	$1,403
Investments	13,917	12,838
Accounts receivable, less allowances of $108 and $115, respectively	3,568	3,811
Inventories	1,875	1,725
Tax assets	618	736
Prepaid expenses and other current assets	952	697

Total current assets	38,161	21,210
Property, plant, and equipment	6,343	6,439
Accumulated depreciation	(4,017)	(4,047)

Property, plant, and equipment, net	2,326	2,392

Goodwill	10,950	10,593
Other intangible assets, net	2,339	2,286
Long-term tax assets	207	300
Other assets	1,250	1,162

Total assets	$55,233	$37,943

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Short-term borrowings	$2,185	$1,613
Accounts payable	635	742
Accrued compensation	1,005	1,015
Accrued income taxes	173	164
Deferred tax liabilities	17	19
Other accrued expenses	1,598	2,006

Total current liabilities	5,613	5,559

Long-term debt	26,641	10,315
Long-term accrued compensation and retirement benefits	671	662
Long-term accrued income taxes	1,405	1,343
Long-term deferred tax liabilities	415	386
Other long-term liabilities	315	235

Total liabilities	35,060	18,500

Commitments and contingencies

Shareholders’ equity:

Preferred stock— par value $1.00	—	—
Common stock— par value $0.10	99	100
Retained earnings	20,735	19,940
Accumulated other comprehensive loss	(661)	(597)

Total shareholders’ equity	20,173	19,443

Total liabilities and shareholders’ equity	$55,233	$37,943

MEDTRONIC, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine months ended
	January 23, 2015	January 24, 2014
(in millions)
Operating Activities:
Net earnings	$2,676	$2,617
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	629	635
Amortization of debt discount and issuance costs	69	6
Acquisition-related items	2	99
Provision for doubtful accounts	25	34
Deferred income taxes	(20)	(61)
Stock-based compensation	115	108
Other, net	(96)	(17)
Change in operating assets and liabilities, net of acquisitions:
Accounts receivable, net	(60)	86
Inventories	(245)	(119)
Accounts payable and accrued liabilities	702	(301)
Other operating assets and liabilities	(1)	523
Certain litigation charges, net	—	24
Certain litigation payments	(806)	(3)

Net cash provided by operating activities	2,990	3,631
Investing Activities:
Acquisitions, net of cash acquired	(611)	(369)
Additions to property, plant, and equipment	(316)	(291)
Purchases of investments	(5,327)	(7,992)
Sales and maturities of investments	4,351	5,606
Other investing activities, net	60	(23)

Net cash used in investing activities	(1,843)	(3,069)
Financing Activities:
Acquisition-related contingent consideration	(5)	(1)
Change in short-term borrowings, net	7	935
Repayment of short-term borrowings (maturities greater than 90 days)	(150)	(385)
Proceeds from short-term borrowings (maturities greater than 90 days)	150	1,176
Issuance of long-term debt	16,918	—
Payments on long-term debt	(13)	(10)
Dividends to shareholders	(902)	(839)
Issuance of common stock	477	1,056
Repurchase of common stock	(1,620)	(2,153)
Other financing activities	(64)	20

Net cash provided by (used in) financing activities	14,798	(201)
Effect of exchange rate changes on cash and cash equivalents	(117)	24

Net change in cash and cash equivalents	15,828	385
Cash and cash equivalents at beginning of period	1,403	919

Cash and cash equivalents at end of period	$17,231	$1,304

Supplemental Cash Flow Information
Cash paid for:
Income taxes	$446	$382
Interest	221	226